Exhibit 3.2

CORECIVIC, INC.

EIGHTH AMENDED AND RESTATED BYLAWS

As amended November 9, 2016

ARTICLE I.

OFFICES AND FISCAL AND TAXABLE YEARS

Section 1. PRINCIPAL OFFICE. The principal office of CoreCivic, Inc. (the “Corporation”) shall be located at such place or places as the Board of Directors may designate.

Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 3. FISCAL AND TAXABLE YEARS. The fiscal and taxable years of the Corporation shall begin on January 1 and end on December 31.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1. PLACE. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place within the United States as shall be stated in the notice of the meeting.

Section 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of Directors and the transaction of any business within the powers of the Corporation shall be held during the month of May of each year at a convenient location and on proper notice, on a date at the time set by the Board of Directors. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid acts of the Corporation.

Section 3. NOTICE. Not less than ten (10) nor more than ninety (90) days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

Section 4. SCOPE OF NOTICE. Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

Section 5. ORGANIZATION. At every meeting of the stockholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority and the Secretary, or, in his absence, an assistant secretary, or in the absence of both the Secretary and assistant secretaries, a person appointed by the Chairman shall act as Secretary.

Section 6. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this Section shall not affect any requirement under any statute or the Charter for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7. SPECIAL MEETINGS. The President, Chairman of the Board, a majority of the Board of Directors or a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or these Bylaws, include the power to call such meetings, may call special meetings of the stockholders. The Secretary of the Corporation shall call a special meeting of the stockholders on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

Section 8. VOTING.

(a) General. Unless otherwise provided in the Charter, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. All elections of directors shall be decided by the vote described in Article II, Section 8(b) of these Bylaws and, except as otherwise required by law or the Charter or these Bylaws, all other matters shall be decided by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on such matter.

(b) Director Elections. A nominee for Director shall be elected to the Board of Directors if the total votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election at any meeting for the election of directors at which at a quorum is present (with “abstentions” and “broker non-votes” not counted as votes cast either for or against such election); provided, however, that a nominee for Director shall be elected to the Board of Directors by a plurality of the votes cast at any meeting of stockholders duly called and at which a quorum is present for which (i) the Secretary of the Corporation receives notice that a stockholder has nominated an individual for election as a Director in compliance with the advance notice requirements for stockholder nominees for Director set forth in these Bylaws, and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders (any such election, a “Contested Election”). Stockholders are not entitled to cumulative voting in the election of directors. The Board of Directors has established procedures pursuant to which any director nominee who fails to receive a majority of the votes cast as set forth in this Article II, Section 8(b) will tender his or her resignation to the Board of Directors. The Board of Directors (or a committee thereof) will act upon a tendered resignation and will publicly disclose (by a press release, a filing with the Securities and Exchange Commission (“SEC”) or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of certification of the election results. If a Director’s resignation is accepted by the Board of Directors pursuant to this Article II, Section 8(b), or if a nominee for Director is not elected and the nominee is not an incumbent director, the Board of Directors may fill the resulting vacancy or decrease the size of the Board of Directors pursuant to the provisions of Article III, Section 9 and Section 14 of these Bylaws and, as applicable, the Charter.

Section 9. PROXIES. A stockholder may vote the shares of stock owned of record by him, either in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless such instrument provides for a longer period. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 10. VOTING OF SHARES OF STOCK BY CERTAIN HOLDERS. Shares of stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or director thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares of stock pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares of stock. Any fiduciary may vote shares of stock registered in his name as such fiduciary, either in person or by proxy.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified shares of stock in place of the stockholder who makes the certification.

Title 3, Subtitle 7 of the Maryland General Corporation Law (the “MGCL”), or any successor statute, shall not apply to any acquisition by any person of shares of stock of the Corporation.

Section 11. INSPECTORS. At any meeting of stockholders, the chairman of the meeting may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares of stock represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares of stock represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 12. NOMINATIONS AND STOCKHOLDER BUSINESS.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the Corporation’s notice of meeting; (ii) by or at the direction of the Board of Directors (such nominee, a “Board Nominee”); or (iii) by any stockholder (such nominee, a “Stockholder Nominee”) of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 12(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(a).

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth: (i) as to each Stockholder Nominee all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (y) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (z) the number of each class of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 12 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Proxy Access. The Corporation shall include in its proxy statement for any annual meeting of stockholders the name, together with the Required Information (defined below), of any Stockholder Nominee identified in a timely notice that satisfies Section 12(a) of this Article II delivered by one or more stockholders who at the time the request is delivered satisfy, or are acting on behalf of persons who satisfy the ownership and other requirements of both Sections 12(a) and 12(b) of this Article II (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Article II to have its nominee included in the Corporation’s proxy materials pursuant to this Article II Section 12(b).

(1) For purposes of this Article II, Section 12(b), the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that, as determined by the Corporation, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) if the Eligible Stockholder so elects, a Statement (defined below).

(2) The Corporation shall not be required to include a Stockholder Nominee in its proxy materials for any meeting of stockholders for which (i) the Secretary receives a notice that the Eligible Stockholder has nominated a person for election to the Board of Directors pursuant to the notice requirements set forth in Article II Section 12(a) and (ii) the Eligible Stockholder does not expressly elect at the time of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this Article II, Section 12(b).

(3) The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Article II Section 12(b) but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board Nominees) appearing in the Corporation’s proxy materials with respect to a meeting of stockholders shall not exceed twenty-five percent (25%) of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to Article II Section 12(a) (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below twenty-five percent (25%), but not less than two (2). In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Article II Section 12(b) exceeds this maximum number, each Eligible Stockholder shall select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in the order of the amount (largest to smallest) of shares of the Corporation’s capital stock each Eligible Stockholder disclosed as owned in the written notice of the nomination submitted to the Corporation, unless such disclosure was overstated as determined by the Corporation in good faith, in which case the lower amount shall be used. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached.

(4) An Eligible Stockholder must have owned (as defined below) three percent (3%) or more of the Corporation’s outstanding capital stock continuously for at least three (3) years (the “Required Shares”) as of both the date the written notice of the nomination is delivered to or mailed and received by the Corporation in accordance with Article II Section 12(b) and the record date for determining stockholders entitled to vote at the meeting and must continue to own the Required Shares through the meeting date. For purposes of satisfying the foregoing ownership requirement under this Section 12(a), (i) the shares of common stock owned by one or more stockholders, or by the person or persons who own shares of the Corporation’s common stock and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty (20), and (ii) a group of funds under common management and investment control shall be treated as one stockholder or person for this purpose. Within the time period specified in Article II

Section 12(a) for providing notice of a nomination, an Eligible Stockholder must provide the following information in writing to the Secretary (in addition to the information required to be provided by Article II Section 12(a)): (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date, (ii) the written consent of each Stockholder Nominee to be named in the proxy statement as a nominee and to serving as a director if elected, (iii) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act, as may be amended, (iv) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder hereunder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Article II Section 12(b), (C) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee or a Board Nominee, (D) will not distribute to any stockholder any form of proxy for the meeting other than the form distributed by the Corporation, (E) intends to continue to own the Required Shares through the date of the meeting, and (F) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (v) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s stockholders or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Article II Section 12(b), (C) file with the SEC all soliciting and other materials as required under paragraph 9 of Section 12(b) of this Article II, and (D) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting. The inspector of elections shall not give effect to the Eligible Stockholder’s votes with respect to the election of directors if the Eligible Stockholder does not comply with each of the representations in clause (iv) above.

(5) For purposes of this Article II Section 12(b), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s capital stock as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on three (3) business days’ notice; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. Whether outstanding shares of the Corporation’s capital stock are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its stockholders. For purposes of this Article II Section 12(b), the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

(6) The Eligible Stockholder may provide to the Secretary, within the time period specified in Article II Section 12(a) for providing notice of a nomination, a written statement for inclusion in the Corporation’s proxy statement for the meeting, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Article II, the Corporation may omit from its proxy materials any information or Statement that it believes would violate any applicable law, rule, regulation or listing standard.

(7) The Corporation shall not be required to include, pursuant to this Article II Section 12(b), a Stockholder Nominee in its proxy materials (i) for any meeting for which the Secretary receives a notice that the Eligible Stockholder or any other stockholder has nominated a Stockholder Nominee for election to the board of directors pursuant to the requirements of Article II Section 12(a) and does not expressly elect at the time of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this Article II Section 12(d), (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a Board Nominee, (iii) who is not independent, as determined by the Board of Directors, under applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining the independence of the Corporation’s directors, (iv) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Corporation’s certificate of incorporation, the listing standards of the principal exchange upon which the Corporation’s capital stock is traded, or any applicable state or federal law, rule or regulation, (v) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors, or (ix) if the Eligible Stockholder or applicable Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Article II.

(8) Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations, agreements or representations under this Article II, as determined by the Board of Directors or the person presiding at the meeting, or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Article II Section 12(b).

(9) The Eligible Stockholder (including any person who owns shares that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying paragraph 5 of Section 12(b) of this Article II) shall file with the SEC any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(10) No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Article II Section 12(b).

(11) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the meeting, or

(ii) does not receive at least twenty (20%) of the votes cast in favor of the Stockholder Nominee’s election, shall be ineligible to be a Stockholder Nominee pursuant to this Article II Section 12(b) for the next annual meeting of stockholders following the meeting for which the Stockholder Nominee has been nominated for election.

(c) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected: (i) pursuant to the Corporation’s notice of meeting; (ii) by or at the direction of the Board of Directors; or (iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 12(c), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(c). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation’s notice of meeting, if the stockholder’s notice containing the information required by paragraph (a)(2) of this Section 12 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(d) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as Directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such defective nomination or proposal be disregarded.

(2) For purposes of this Section 12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 12, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 13. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

ARTICLE III.

BOARD OF DIRECTORS

Section 1. GENERAL POWERS; QUALIFICATIONS; DIRECTORS HOLDING OVER. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. A Director shall be an individual at least 21 years of age who is not under legal disability. Unless otherwise agreed between the Corporation and the Director, each individual Director may engage in other business activities of the type conducted by the Corporation and is not required to present to the Corporation investment opportunities presented to such Director (other than those presented to such Director in his capacity as a Director of the Corporation) even though the investment opportunities may be within the scope of the Corporation’s investment policies. In case of failure to elect Directors at an annual meeting of the stockholders, the Directors holding over shall continue to direct the management of the business and affairs of the Corporation until their successors are elected and qualify.

Section 2. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Directors shall be held immediately after and at the same place as the annual meeting of stockholders, with no notice other than this Bylaw provision being necessary. The Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Directors without other notice than such resolution.

Section 3. SPECIAL MEETINGS. Special meetings of the Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or the President or by a majority of the Directors then in office. The person or persons authorized to call special meetings of the Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Directors called by them.

Section 4. NOTICE. Notice of any special meeting shall be given by written notice delivered personally or by telephone or by electronic mail or facsimile or by mail (by regular mail or established overnight courier) to each Director at his business or residence address. Personally delivered notices or notices delivered by electronic mail or facsimile shall be given at least two (2) days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. Telephonic notice shall be given at least 24 hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail or with the courier service properly addressed, with postage or mailing expense thereon prepaid. If given by electronic mail, such notice shall be deemed to be given when sent. If given by facsimile, such notice shall be deemed to be given when the Corporation receives confirmation by the sending facsimile machine that the facsimile has been received. Telephone notice shall be deemed given when the Director is personally given such notice in a telephone call to which he is a party.

Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 5. QUORUM. Except as provided in subsection (b) of Section 6, a majority of the entire Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Charter or these Bylaws, the vote of a majority of a particular group of Directors is required for action, a quorum must also include a majority of such group.

The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

Section 6. VOTING.

(a) Except as provided in subsection (b) of this Section 6, the action of the majority of the Board of Directors present at a meeting at which a quorum is present shall be the action of the Directors, unless the concurrence of a greater proportion is required for such action by the Charter, these Bylaws or applicable statute.

(b) Notwithstanding the foregoing, two-thirds (2/3) of the Directors then in office shall be necessary to constitute a quorum to approve the actions set forth below in clauses (1) through (3), and such action shall not be effective unless approved by two-thirds (2/3) of the Directors then in office. Such action includes:

(1) A Change in Control (as hereinafter defined) of the Corporation;

(2) Any amendment to the Charter or these Bylaws; and

(3) Acquisitions, dispositions or financings of assets by the Corporation in excess of twenty-five (25%) of Total Market Capitalization (as hereinafter defined) whether by merger, purchase, sale or otherwise. The value of the assets of the Corporation for the purpose of determining whether such assets constitute in excess of twenty-five (25%) of Total Market Capitalization shall be the book value of such assets as reflected in the Corporation’s most recent fiscal year- end consolidation balance sheet at the time the determination is being made or, if materially different and the transaction involves (A) an acquisition or disposition, the amount of the consideration involved in such acquisition or disposition or (B) a financing, the value of assets being financed as reflected in the financing transaction.

For purposes of this Section 6(b):

(A) The term “Change in Control” of the Corporation shall mean any transaction or series of transactions (whether by purchase of existing Common Stock, issuance of Common Stock, merger, consolidation or otherwise) the result of which is that either: (i) any Person or Group becomes the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of the total voting power in the aggregate of all classes of Capital Stock of the Corporation then outstanding normally entitled to vote in the election of Directors of the Corporation (or any surviving entity); or (ii) the Beneficial Owners of the Capital Stock of the Corporation normally entitled to vote in the election of Directors immediately prior to the transaction beneficially own less than eighty percent (80%) of the total voting power in the aggregate of all classes of Capital Stock of the Corporation then outstanding normally entitled to vote in the election of Directors of the Corporation (or any surviving entity) immediately after such transaction.

(B) The term “Person” as used herein shall have the same meaning as such term has for purposes of Sections 13(d) and 14(d) of the Exchange Act.

(C) The term “Group” has used herein shall have the same meaning as such term has for purposes of Sections 13(d) and 14(d) of the Exchange Act.

(D) The term “Beneficial Owner” as used herein shall have the same meaning as such term has for purposes of Rule 13d-3 promulgated under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares of stock that a Person has the right to acquire, whether or not such right is immediately exercisable.

(E) The term “Total Market Capitalization” shall mean the sum of: (i) the Market Value (as hereinafter defined) of the then outstanding Common Stock and Preferred Stock; and (ii) the total principal amount of indebtedness of the Corporation as reflected in the Corporation’s most recent fiscal year-end consolidation balance sheet existing at the time the Board of Directors would be required to approve a transaction set forth in subparagraph (3) of this Section 6(b).

(F) The term “Market Value” with respect to Common Stock shall mean the average of the daily market price for the ten (10) consecutive trading days immediately prior to the date beginning fifteen (15) days before the Directors would be required to approve a transaction set forth in subparagraph (3) of this Section 6(b). The market price for each such trading date shall be the last reported sales price of such stock reported on the New York Stock Exchange on the trading day immediately preceding the relevant date, or if such stock is not then traded on the New York Stock Exchange, the last reported sales price of such stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such stock may be traded, or if such stock is not then traded over any exchange or quotation system, then the market price of such stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

Section 7. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 8. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each Director and such written consent is filed with the minutes of proceedings of the Board of Directors.

Section 9. VACANCIES. If for any reason any or all of the Directors cease to be Directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining Directors hereunder (even if fewer than three (3) Directors remain). Any vacancy (including a vacancy created by an increase in the number of Directors) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Board of Directors. Any individual so elected as a Director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualifies. Notwithstanding the foregoing, the stockholders may elect a successor to fill a vacancy which results from the removal of a Director.

Section 10. COMPENSATION. Directors shall not receive any stated salary for their services as Directors but, by resolution of the Board of Directors, may receive cash compensation or a fixed sum of Common Stock (or options to purchase Common Stock) of the Corporation for any service or activity they performed or engaged in as Directors. By resolution of the Board of Directors, Directors may receive a fee for and may be reimbursed for expenses, if any, in connection with attendance, at each annual, regular or special meeting of the Board of Directors or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Directors; but nothing herein contained shall be construed to preclude any Directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 11. REMOVAL OF DIRECTORS. The stockholders may, at any time, remove any Director in the manner provided in the Charter.

Section 12. LOSS OF DEPOSITS. No Director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares of stock have been deposited.

Section 13. SURETY BONDS. Unless required by law, no Director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

Section 14. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Corporation shall not be less than three (3) nor more than sixteen (16), as determined from time to time by resolution adopted by a majority of the Board of Directors. Directors need not be stockholders of the Corporation.

ARTICLE IV.

COMMITTEES OF BOARD OF DIRECTORS

Section 1. GENERAL. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each such committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to: (i) authorize dividends on stock (except that, if the Board of Directors has given general authorization for dividends on stock providing for or establishing a method for determining the amount of the dividend, a committee may, in accordance with the general authorization set the amount and other terms of the dividend); (ii) authorize the issuance of stock (except that, if the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee may, in accordance with the general authorization or any stock option or other plan or program adopted by the Board, authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued); (iii) recommend to the stockholders any action which requires stockholder approval; (iv) amend the Bylaws; or (v) approve any merger or share exchange which does not require stockholder approval.

Section 2. COMMITTEES. The Board of Directors shall appoint such committees as it may deem advisable and as may be required pursuant to such rules and regulations as are applicable to the Corporation, including, but not limited to, the rules and regulations of the SEC and the rules of the New York Stock Exchange (or such other exchange as the Corporation’s securities may then be listed), and as are otherwise permitted by law. The specific authority and members of any such committees shall be designated by the resolution of the Board of Directors, provided that the authority granted and the qualifications of members appointed are consistent with and comply with the provisions of all rules and regulations applicable to the Corporation, including, but not limited to, the rules and regulations of the SEC and the rules of the New York Stock Exchange (or such other exchange as the Corporation’s securities may then be listed).

Section 3. RECORDS OF COMMITTEE MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The presence of a majority of the total membership of any committee shall constitute a quorum for the transaction of business at any meeting of such committee and the act of a majority of those present shall be necessary and sufficient for the taking of any action at such meeting.

ARTICLE V.

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Corporation may consist of a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, one or more assistant treasurers, a Secretary, and one or more assistant secretaries. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two (2) or more offices except President and Vice President may be held by the same person. In their discretion, the Board of Directors may leave unfilled any office except that of President, Secretary and Treasurer. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed by the Board of Directors if in their judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present and shall in general oversee all of the business and affairs of the Corporation. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at such meetings at which he shall be present. The Chairman and the Vice Chairman of the Board may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed. The Chairman of the Board and the Vice Chairman of the Board shall perform such other duties as may be assigned to him or them by the Board of Directors.

Section 5. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a Chief Executive Officer from among the elected officers. The Chief Executive Officer shall have responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the administration of the business affairs of the Corporation. In the absence of both the Chairman and Vice Chairman of the Board, the Chief Executive Officer shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present.

Section 6. CHIEF OPERATING OFFICER. The Board of Directors may designate a Chief Operating Officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

Section 7. CHIEF DEVELOPMENT OFFICER. The Board of Directors may designate a Chief Development Officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

Section 8. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a Chief Financial Officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

Section 9. PRESIDENT. In the absence of the Chairman, the Vice Chairman of the Board and the Chief Executive Officer, the President shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. In the absence of a designation of a Chief Executive Officer by the Board of Directors, the President shall be the Chief Executive Officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the Board of Directors. The President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 10. VICE PRESIDENTS. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as Senior Vice President, Executive Vice President or as Vice President for particular areas of responsibility.

Section 11. SECRETARY. The Secretary shall: (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors.

Section 12. TREASURER. The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

Section 14. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors (or a committee thereof), and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director.

ARTICLE VI.

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Board of Directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Directors.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

ARTICLE VII.

STOCK

Section 1. CERTIFICATES. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation; provided, however, that the issuance of some or all of any or all classes or series or stock of the Corporation may be uncertificated. To the extent required by the MGCL, holders of uncertificated shares shall be entitled to receive a certificate. Each certificate shall be signed by the President, a Vice President or the Chairman of the Board and countersigned by the Secretary or an assistant secretary or the Treasurer or an assistant treasurer, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned (i) by a transfer agent or an assistant transfer agent other than the Corporation or one of its employees or (ii) by a registrar, other than the Corporation or one of its employees, the signatures of any such President, Vice President, Chairman of the Board, Secretary or assistant secretary, or Treasurer or assistant treasurer may be either manual or facsimile. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of shares of stock, each class may have its own number series. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of the Corporation’s stock may also be evidenced by registration in the holder’s name in uncertificated book-entry form on the books of the Corporation in accordance with a direct registration system approved by the SEC and by the New York Stock Exchange or any securities exchange on which the stock of the Corporation may from time to time be traded. Each certificate shall contain on its face or back a full statement or summary of such information with respect to the stock of the Corporation as is required by the MGCL. In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder, upon request and without charge, a full statement of such information. If required by the MGCL, within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall issue or cause to be issued to the holder of such shares a written statement of the information required by the MGCL to be included on stock certificates.

Section 2. TRANSFERS. Certificates shall be treated as negotiable, and title thereto and to the shares of stock they represent shall be transferred by delivery thereof. No transfers of shares of stock of the Corporation shall be made if: (i) void ab initio pursuant to any provision of the Charter; or (ii) the Board of Directors, pursuant to any provision of the Charter, shall have refused to permit the transfer of such shares of stock. Permitted transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon the instruction of the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such shares of stock properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by any provision of the Charter or by action of the Board of Directors thereunder, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the transferee stockholder entitled thereto, and the transaction shall be recorded upon the books of the Corporation.

Section 3. REPLACEMENT CERTIFICATE. In the event that any certificate previously issued by the Corporation is alleged to have been lost, stolen or destroyed in an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed, then any officer designated by the Board of Directors may, upon payment of any applicable transfer agent fees, (i) direct a new certificate to be issued in place of such lost, stolen or destroyed certificate or (ii) direct the issuance of uncertificated shares in place of the shares represented by such lost, stolen or destroyed certificate. When authorizing the issuance of a new certificate, the officer designated by the Board of Directors may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days, and in the case of a meeting of stockholders not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting, and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when: (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired; or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

Section 5. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class of stock held by such stockholder.

Section 6. FRACTIONAL SHARES OF STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional shares of stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII.

DIVIDENDS AND DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the shares of stock of the Corporation may be authorized and declared by the Board of Directors, subject to the provisions of law and the Charter. Dividends may be paid in cash, property or shares of stock of the Corporation, subject to the provisions of law and the Charter.

Section 2. CONTINGENCIES. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation; and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX.

SEAL

Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall have inscribed thereon the name of the Corporation and the year of its formation. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Corporation is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE X.

INDEMNIFICATION AND ADVANCES FOR EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify (a) any Director or officer or any former Director or officer (including among the foregoing, for all purposes of this Article X and without limitation, any individual who, while a Director or officer and at the express request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a Proceeding, or in the defense of any claim, issue or matter in the Proceeding, to which he was made a Party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the Proceeding, claim, issue or matter in which he has been successful and (b) any Director or officer or any former Director or officer made a Party or witness to any Proceeding by reason of such status against any loss, liability, judgment, penalty, fine, settlement or expense (including attorneys’ fees) actually incurred by him in connection with the Proceeding unless it is established that: (i) his act or omission was material to the matter giving rise to the Proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) he actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal Proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Corporation shall pay or reimburse, in advance of final disposition of a Proceeding, reasonable expenses incurred by a Director or officer or former Director or officer made a Party or witness to a Proceeding by reason of such status, provided that the Corporation shall have received: (i) a written affirmation by the Director or officer or former Director or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Corporation as authorized by these Bylaws; and (ii) a written undertaking (which need not be secured) by or on the Director’s or officer’s or former Director’s or officer’s behalf to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that the applicable standard of conduct was not met. The Corporation may, with the approval of its Directors, provide such indemnification or payment or reimbursement of expenses to any Director or officer or any former Director or officer who served a predecessor of the Corporation and to any employee or agent of the Corporation or a predecessor of the Corporation. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Any indemnification permitted by these Bylaws and not mandated by the MGCL, shall be furnished in accordance with the procedures provided for indemnification under Section 2-418(e) of the MGCL for directors of Maryland corporations. The Corporation may provide to Directors or officers such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations. The right to be indemnified or to the reimbursement or advancement of expenses pursuant hereto (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the Director or officer and (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof.

If this Article X or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each Director and officer and former Director and officer hereunder, to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated, or by Maryland law.

In this Article X, the following words have the meanings set forth below.

“Party” includes a person who was, is or is threatened to be made a named defendant or respondent in a Proceeding.

“Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

ARTICLE XI.

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Charter or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XII.

AMENDMENT OF BYLAWS

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws in accordance with Article III hereof.